Exhibit 10.29

KEY ELEMENTS OF MANAGEMENT INCENTIVE PLAN

•	Performance measurement is based on Return on Average Net Assets (RONA). The Plan will incent managers to maximize earnings as well as manage assets.

•	RONA is calculated as operating income divided by the cumulative monthly average of receivables, inventory, payables and property, plant and equipment (average net assets).

•	The Management Incentive Plan is self-funding; operating income is computed after the 1995 bonus accrual.

•	Management target bonus of 100% agrees to the 1995 financial Plan. The starting point for bonus payout is 14% RONA. A 14% RONA calculation approximates 18% RATC % (return on average total capital). The shareholders will receive 18% RATC after the accrual of the management bonus. Target RONA % is 45%.

Targeted bonuses will be adjusted from 10% up to 200% through company performance using the “bonus rate” factor.

•	Management is segmented into various bonus payout groups. Assuming the 1995 Financial Plan targets are met, each group will earn bonuses at the following levels of base salary.

Group A:	40%
Group B:	25%
Group C:	10%
15%
Group D:	7%

•	Individual bonus awards are computed in the following manner:

Base	X	Group	X	Company	=	Individual
Salary		Level		Performance		Bonus Award

MANAGEMENT INCENTIVE

PLAN

JOHNSTOWN AMERICA

CORPORATION

REV 11/30/94

Johnstown America Corporation

Management Incentive Plan

1995

I.	Purpose

The purpose of this Management Incentive Plan is to provide additional compensation to participants which relates to the achievement of the financial objectives of the Company. Additional objectives of the Plan are to:

•	Assist the Company in attracting and retaining highly qualified personnel.

•	Encourage and stimulate superior performance by such personnel on behalf of the Company.

•	Recognize the level of an individuals position to influence company results.

II.	Definitions

A.	Company means Johnstown America Corporation and its successors (by merger, consolidation or otherwise).

B.	Fiscal Year means the Company’s 1995 Fiscal Year, and December 31, 1995.

C.	Plan means this Management Incentive Plan.

D.	Financial Plan means the 1995 Plan or Budget.

E.	Board of Directors means Directors of Johnstown America Industries, Inc.

F.	Base Salary equals the total salary for the portion of the Fiscal Year during which the employee was a participant in the Plan. Any salary proration will be based upon a twelve month year. Base Salary includes an individual’s salary before reduction for 401(k) contributions and salary deferral, but does not include payments from short or long-term incentive plans, executive life insurance and automobile programs and nonrecurring earnings such as moving expenses and special bonuses.

G.	Bonus Award Calculation shall be calculated and use terms and definitions in accordance with section IV of this Plan.

III.	Conditions of Participation

A.	Participants must be actively employed by the Company as of the payment date. Individuals who have resigned or who have been discharged are not eligible.

B.	Participants must have been employed at least three (3) months to be eligible for payment. No partial payment will be made to new hires with less than three months on the payroll. Participants affected by location closing or job eliminations may receive a pro-rata payment at the discretion of the President.

C.	In the event an individual is transferred from one position to another for any reason during the year the individuals bonus will be based on the higher of his/her base salary for positions held that year.

D.	Required federal and state withholdings will be deducted from all incentive payments.

E.	Final determination of the incentives earned by participants is subject to approval by the Chief Executive Officer and the Compensation Committee of the Board of Directors who reserve the right to:

1.	Alter, amend or annul any provision of this Plan at any time.

2.	Terminate this Plan at any time.

3.	Terminate and rescind the participation of any individual in the Plan at any time, including subsequent to the end of an incentive period, but before awards are paid.

F.	The establishment of this Plan, the granting of any award payment, or any other action taken by the Company or its officers shall not constitute any contract with, or any legal or equitable right upon any employee or other person against the Company, its officers, directors, or employees, or against its affiliates or subsidiaries.

G.	Continuation of this Management Incentive Plan is at the discretion of the Board of Directors. Administration and modification of its contents and conditions is done only with the approval of the Chairman and Chief Executive Officer.

H.	The Company will have the discretion to exclude certain items from operating expenses. Specific items to be excluded would be:

Significant windfall gains;

Significant non-operating losses;

The effects of an acquisition or restructuring;

and any other unusual items.

I.	This Plan is applicable to all salaried personnel of the Company as identified by the President and Chief Executive Officer.

IV.	Bonus Award Calculation

A.	Bonus Awards will be based on Return On Average Net Assets (RONA) as defined.

1.	Operating Income for Johnstown America Corporation is defined as earnings computed under generally accepted accounting principles, after accrual for current year management incentive plan expense and before interest, taxes and other income and expenses.

2.	Average Net Assets is defined as the sum of average annual cumulative (i) receivables, (ii) inventory, (iii) property, plant and equipment net of accumulated depreciation, (iv) less account payables.

3.	Return on Average Net Assets (RONA) is defined as operating income divided by Average Net Assets.

B.	Participants in the Plan shall be entitled to a Bonus Award computed in the following manner:

1.	Calculation of Company RONA, see Exhibit A.

2.	Determine Company bonus rate from Bonus Rate Table on Exhibit B.

3.	Determine individual bonus group % from Exhibit C.

4.	Determine individual bonus award.

Formula;	Base		Bonus		Bonus		Bonus
	Salary	X	Group %	X	Rate	=	Award	$

See example on Exhibit C

V.	Computation and Disbursement of Funds

As soon as possible after the close of the fiscal year, the CEO of the Company will approve the final goal achievement and bonus award payment under terms of this plan. Bonus Awards will be considered earned once approved for payment by the CEO and the Board of Directors.

VI.	Changes to Target Levels

The Chief Executive Officer and the Board of Directors may change the financial target(s) at any time prior to the final determination of awards if, in their judgement, such change(s) is/are desirable in the interest of equitable treatment of the participants and the Company as a result of extraordinary or nonrecurring events, change in applicable accounting rules or principles, changes in the Company’s method of accounting, changes in applicable law, changes due to consolidation, acquisitions, reorganization, unusual circumstances or any other changes of a similar nature to any of the foregoing.

VII.	Partial Awards

A participant shall be entitled to payment of a partial Bonus Award if, prior to the end of the fiscal year, a participant:

•	Dies

•	Retires (is eligible to immediately receive retirement benefits under a Company sponsored retirement plan)

•	Becomes permanently disabled

•	Is determined by the Company to be ineligible for continued plan participation

•	Enters military service

•	Takes an approved leave of absence

•	Is elected to public office

•	Is terminated by the Company due to position elimination and/or divestiture, closing or sale of the participant’s operating unit.

VIII.	MIP GOAL

Return on Average Net Assets

Financial Plan Target RONA % 45%.

By meeting the Financial Plan target RONA individual(s) in the Incentive Plan will be entitled to 100% of their targeted bonus awards. If Financial Plan targets are exceeded, then individual targeted bonus awards would be adjusted up according to bonus rate table on Exhibit B. If plan targets are not met, then individual target bonus awards would be adjusted down according to the bonus rate table.

Johnstown America Corporation

Management Incentive Plan

1995

Exhibits

Exhibit A	Computation of Return on Net Assets (RONA)

Exhibit B	Bonus Rate Table

Exhibit C	Individual Bonus Calculation

Exhibit D	Group Bonus Award Table

Johnstown America Corporation	EXHIBIT A

Management Incentive Plan

Computation of Return on Average Net Assets (RONA)

File: JACMIP95

(000)

	1992	1993	1994 Est	1995 Plan
Operating Income	4,375	12,432	10,282	35,354

Average net assets:
Receivables	6,053	16,450	38,109	52,920
Inventory	27,834	22,864	30,131	37,317
Property plant & equipment	27,472	28,155	32,413	37,421
Payables	(24,719)	(26,844)	(39,083)	(48,441)

Average net assets	36,640	40,625	61,570	79,217

RONA %	11.94%	30.60%	16.70%	44.63%

RATC %	6.98%	22.16%	17.88%	57.56%

(1)	Operating income is computed after including appropriate bonus accrual

Johnstown America Corporation                                                                     EXHIBIT B

Management Incentive Plan

Bonus Rate Table

File: JACMIP95

(000)

	RONA Range		Bonus Rate (1)	Aggregate Bonus Pool $ (2)	Operating Income $ Range (3)		Bonus Pool $ as a % of Operating Income		EPS (4)
	Low	Hi			Low	Hi	Low	Hi	Low	Hi
	98.000%	101.999%	205.0%	2,475	77,633	80,801	3.19%	3.06%	4.66	4.85
	94.000%	97.999%	197.5%	2,384	74,464	77,632	3.20%	3.07%	4.47	4.66
	90.000%	93.999%	190.0%	2,294	71,295	74,463	3.22%	3.08%	4.28	4.47
	86.000%	89.999%	182.5%	2,203	68,127	71,295	3.23%	3.09%	4.09	4.28
	82.000%	85.999%	175.0%	2,113	64,958	68,126	3.25%	3.10%	3.90	4.09
	78.000%	81.999%	167.5%	2,022	61,789	64,957	3.27%	3.11%	3.71	3.90
	74.000%	77.999%	160.0%	1,932	58,621	61,788	3.30%	3.13%	3.52	3.71
	70.000%	73.999%	152.5%	1,841	55,452	58,620	3.32%	3.14%	3.33	3.52
	66.000%	69.999%	145.0%	1,750	52,283	55,451	3.35%	3.16%	3.14	3.33
	62.000%	65.999%	137.5%	1,660	49,115	52,282	3.38%	3.17%	2.95	3.14
	58.000%	61.999%	130.0%	1,569	45,946	49,114	3.42%	3.20%	2.76	2.95
	54.000%	57.999%	122.5%	1,479	42,777	45,945	3.46%	3.22%	2.57	2.76
	50.000%	53.999%	115.0%	1,291	39,609	42,776	3.26%	3.02%	2.38	2.57
	46.000%	49.999%	107.5%	1,207	36,440	39,608	3.31%	3.05%	2.19	2.38
Plan level	42.000%	45.999%	100.0%	1,123	33,271	36,439	3.38%	3.08%	2.00	2.19
	38.000%	41.999%	90.0%	1,011	30,102	33,270	3.36%	3.04%	1.81	2.00
	34.000%	37.999%	80.0%	898	26,934	30,102	3.34%	2.98%	1.62	1.81
	30.000%	33.999%	70.0%	786	23,765	26,933	3.31%	2.92%	1.43	1.62
	28.000%	29.999%	60.0%	674	22,181	23,764	3.04%	2.84%	1.33	1.43
	26.000%	27.999%	50.0%	561	20,596	22,180	2.73%	2.53%	1.24	1.33
	24.000%	25.999%	40.0%	449	19,012	20,596	2.36%	2.18%	1.14	1.24
	22.000%	23.999%	30.0%	337	17,428	19,011	1.93%	1.77%	1.05	1.14
	20.000%	21.999%	20.0%	225	15,843	17,427	1.42%	1.29%	0.95	1.05
	18.000%	19.999%	10.0%	112	14,259	15,843	0.79%	0.71%	0.86	0.95
	16.000%	17.999%	0.0%	0	12,675	14,258	0.00%	0.00%	0.76	0.86

(1)	Bonus rate to be applied to Individual Bonus Target

(2)	Bonus accrual amount based on level of RONA achieved

(3)	Assumes cummulative average net assets to be $75,000

(4)	Assumes cummulative average net assets to be $75,000 and tax rate to be 40%

Johnstown America Corporation	EXHIBIT C

Management Incentive Plan

Individual Bonus Calculation

File: JACMIP95

(000)

Example:	Operating income is $40,000

Average net assets for the year is $80,000

RONA equals 50%

Individual annual salary is $25,000 and is in Group C

Bonus rate factor (from Bonus Rate Table) is 115%

Calculation:

Base Salary	X	Group Bonus Award %	X	Company Bonus Rate	=	Individual Bonus Award
25,000		10%		115%		2,875

Johnstown America Corporation	EXHIBIT D

Management Incentive Plan

Group Bonus Award Table

File: JACMIP95

			Group Bonus Awards
Bonus Groups	# Employees	Base Salary	% of Base Salary	Bonus Award
Group A	9	903,536	40%&50%	380,415
Group B	23	1,344,516	25%	336,129
Group C	98	3,608,160	10%	360,816
Group D	24	654,648	7%	45,825

		6,510,860	17.3%	1,123,185